Exhibit 99.6

RISK FACTORS

General Risk Factors

The market price of our common stock will likely fluctuate.

The market price of our common stock has been volatile. There is currently only a limited public market for our common stock, which is listed on the OTCQB marketplace of OTC Markets, and there can be no assurance that a trading market will develop further or be maintained in the future. The trading price of our common stockis likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including the following:

●	quarterly variations in operating and financial results;

●	general market conditions in each party’s respective industry and market;

●	announcements and actions by competitors;

●	the limited trading volume of our securities on the OTCQB;

●	regulatory and judicial actions; and

●	general economic conditions

Certain shareholders may exercise significant control over our business policies.

Two shareholders, who are officers and directors of us or our subsidiaries, have collective ownership of approximately 70% of our equity securities and have the ability to exercise significant control over our business policies and other corporate matters, including, the composition of our board of directors and any actions requiring the approval of our shareholders, including the adoption of amendments to our articles of incorporation, the approval of a merger, share exchange or sale of substantially all of our assets. These persons will be able to vote their shares in favor of their interests that may not always coincide with the interests of the other shareholders.

The requirements of being a public company is expensive and administratively burdensome.

As a public company, we have significant additional requirements for enhanced financial reporting and internal controls.   We are subject to the information and reporting requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Complying with these laws and regulations requires the time and attention of our board of directors and management and increases our expenses. Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board (“PCAOB”);

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including with respect to corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements, when required, and other information with the SEC and furnishing audited reports to shareholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential shareholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with, PCAOB Auditing Standard No. 5 which requires annual management assessments of the effectiveness of our internal controls over financial reporting. Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2021 and concluded that our internal controls and procedures were effective in ensuring that: (i) information required to be disclosed by us in reports that we file or submit to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in applicable rules and forms, and (ii) material information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for accurate and timely decisions regarding required disclosure.

 We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting.  We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth.  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Our Articles of Incorporation allow for our board of directors to create new series of preferred stock without further approval by our shareholders which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock without shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders. As of the date hereof, we have 25,000,000 shares designated as Redeemable Convertible Preferred Stock, par value $0.0001 per share, although no shares of Redeemable Convertible Preferred Stock were ever issued.

Our independent auditors have issued an audit opinion for our company, which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

Our auditors have issued an opinion regarding our ability to continue as a going concern and our inability to obtain adequate financing. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such we may have to cease operations and investors could lose part or all of their investment in our company.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

Any trading market for our common stock that may develop will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of our company, the trading price for our common stock could be negatively affected. If securities or industry analysts initiate coverage, and one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price and any trading volume to decline.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plan or otherwise, could result in dilution of the percentage ownership of our shareholders and could cause our stock price to fall.

We expect that we will need significant additional capital in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, including issuance of equity securities pursuant to any future stock incentive plan to our officers, directors, employees and non-employee consultants for their services to us, investors in a prior transaction may be materially diluted by subsequent sales. Additionally, any such sales may result in material dilution to our existing shareholders, and new investors could gain rights, preferences and privileges senior to those of holders of our common stock. Further, any future sales of our common stock by us or resales of our common stock by our existing shareholders could cause the market price of our common stock to decline. Any future grants of options, warrants or other securities exercisable or convertible into our common stock, or the exercise or conversion of such shares, and any sales of such shares in the market, could have an adverse effect on the market price of our common stock.

Our common stock may be subject to the “penny stock” rules of the SEC, which may make it more difficult for shareholders to sell our common stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Risks Relating to Our Business and Industry

We have a limited operating history with financial results that may not be indicative of future performance, and our revenue growth rate is likely to slow down as our business matures.

We began operations in 2017. As a result of our limited operating history, we have limited financial data that can be used to evaluate our current business, and such data may not be indicative of future performance. In particular, we have experienced periods of high revenue growth since we began selling our products and services, and we do not expect to be able to maintain the same rate of revenue growth as our business matures. In addition, estimates of future revenue growth are subject to many risks and uncertainties, and our future revenue may be materially lower than projected.

We have encountered, and expect to continue to encounter, risks and difficulties frequently experienced by growing companies, including challenges in financial forecasting accuracy, hiring of experienced personnel, hiring of technology employees, determining appropriate investments, developing new products and features, assessing legal and regulatory risks, among others. Any evaluation of our business and prospects should be considered in light of our limited operating history, and the risks and uncertainties inherent in investing in early-stage companies.

If we cannot keep pace with rapid developments and change in our industry and continue to acquire new merchants and partners rapidly, the use of our services could decline, reducing our revenue.

The electronic payments market in which we compete is subject to rapid and significant changes. This market is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing client needs, consolidation and the entrance of non-traditional competitors. In order to remain competitive and continue to acquire new merchants and partners rapidly, we are continually involved in a number of projects to develop new services and improve our existing services. These projects may not be successful and carry some risks, such as cost overruns, delays in delivery, performance problems and lack of client adoption, and may cause us to become subject to additional regulation. Moreover, the merchant base that we target is varied and non-geographically bound or restricted by scale, making it more challenging to predict demand for our offerings. Any inability to develop or delay in the delivery of new services or the failure to differentiate our services or to accurately predict and address market demand could render our services less desirable, or even obsolete, to our clients. In addition, many current or prospective customers may find competing services more attractive if we do not keep pace with market innovation, and many may choose to switch to competing services even if we do our best to innovate and provide superior services.

We rely in part, and may in the future rely in part, on third parties, including some of our competitors and potential competitors, for the development of, and access to, new technologies. If we are unable to maintain these relationships, we may lose access to new technologies or may not have the speed-to-market necessary to successfully launch new offerings.

Our future success will depend on our ability to adapt to technological changes and evolving industry standards. We cannot predict the effects of technological changes on our business. If we are unable to adapt to technological changes or evolving industry standards on a timely and cost-effective basis by introducing new services and improving existing services, our business, financial condition and results of operations could be materially adversely affected.

Substantial and increasing competition, both within our industry and from other payments methods, and disintermediation from other participants in the payments chain may harm our business.

The market for payment processing services is highly competitive. Other providers of payment processing services have established a sizable market share in the merchant acquiring sector. Our growth will depend on a combination of the continued growth of electronic payments and our ability to increase our market share.

Our competitors include traditional merchant acquirers such as financial institutions, affiliates of financial institutions and global payment providers, as well as local payment providers. These competitors and other industry participants may develop products and services that compete with or replace our value-added products and services, including products and services that enable payment networks and banks to transact with consumers directly.

Many of our competitors, in particular those affiliated with large financial institutions, also have substantially greater financial, technological, operational and marketing resources than we have. Accordingly, these competitors may be able to offer their products and services at more competitive prices. As a result, we may need to reduce our fees or otherwise modify the terms of use of our products and services in order to retain existing clients and attract new ones. If we are required to materially reduce our fees in order to remain competitive, we will need to aggressively control our costs in order to maintain our profit margins, and our revenue may be adversely affected. Our risk management team monitors our client relationships and we have at times terminated, and may continue to terminate, client relationships that may no longer be profitable to us due to such pricing pressure. Moreover, our competitors may have the ability to devote significantly more financial and operational resources than we can to the development of new products, services or new technologies or to acquire other companies or technology so that they can provide improved operating functionality and features to their existing service offerings. If successful, their efforts in this regard could render our products or services less desirable to clients, resulting in the loss of existing clients, an inability to obtain new clients or a reduction in the fees we could generate from our offerings.

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

In addition, we are currently facing new competitive pressure from non-traditional payment processors and other parties entering the payments industry, which may compete in one or more of the functions performed in processing merchant transactions. These competitors have significant financial resources and robust networks and are highly regarded by consumers. If these competitors gain a greater share of total electronic payments transactions, or if we are unable to successfully react to changes in the industry spurred by the entry of these new market participants, then it could have a material adverse effect on our business, financial condition and results of operations.

If we lose key personnel, our business, financial condition and results of operations may be adversely affected.

We are dependent upon the ability and experience of our senior leadership, including the president of our Fintechcashier subsidiary, who have substantial experience with our operations, the rapidly changing payment processing industry, and emerging markets. It is possible that the loss of the services of one or a combination of our senior executives or key managers, including key executive officers, could have a material adverse effect on our business, financial condition, and results of operations.

In a dynamic industry like ours, the ability to attract, recruit, develop and retain qualified employees is critical to our success and growth. If we are not able to do so, our business and prospects may be materially and adversely affected.

Our business functions at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide-ranging set of expertise and intellectual capital. In order for us to successfully compete and grow, we must attract, recruit, develop and retain the necessary personnel who can provide the needed expertise across the entire spectrum of our intellectual capital needs. In addition, we must also develop our personnel to provide succession plans capable of maintaining continuity in the midst of the inevitable unpredictability of human capital. However, the market for qualified personnel is competitive, and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors, particularly in the technology business. We must continue to hire additional personnel to execute our strategic plans. Our effort to retain and develop personnel may also result in significant additional expenses, including option grants, which could adversely affect our profitability. We cannot assure that qualified employees will continue to be employed or that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition, and results of operations.

We are subject to economic and political risk, the business cycles and credit risk of our clients and volatility in the overall level of consumer, business and government spending.

The electronic payments industry depends heavily on the overall level of consumer, business and government spending. This spending depends on worldwide economic and geopolitical conditions. Key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling supply or demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, inflation, volatility in credit, equity and foreign exchange markets, bankruptcies, pandemics such as COVID-19 and overall economic uncertainty. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. The current deterioration in general economic conditions, including the rise in unemployment rates, inflation and any increases in interest rates, particularly in Europe, the United States, the U.K. and Canada, may adversely affect consumer spending, consumer debt levels and credit and debit card usage, and as a result, adversely affect our financial performance by reducing the number or average purchase amount of transactions made using electronic payments. The conflict in Ukraine could lead to heightened volatility in the global markets and increase inflation, all of which could reduce our profitability and have a material adverse effect on our business, results of operations or financial condition.

More recently, in response to Russian military actions in Ukraine, the United States and certain allies have imposed economic sanctions and export control measures, and may impose additional sanctions or export control measures in the future, which have and could in the future result in, among other things, severe or complete restrictions on exports and other commerce and business dealings involving Russia, certain regions of Ukraine, and/or particular entities and individuals. Such actions could have a significant adverse impact on the Russian economy and related markets and in turn could adversely affect our customers and business partners which have international operations and exposure to such risks. If our customers make fewer sales of their products and services using electronic payments or people spend less money per transaction, we will have fewer transactions to process and lower overall volume, resulting in lower revenue.

In addition, a recessionary economic environment and markets experiencing relatively high inflation and/or unemployment could affect our customers through a higher rate of bankruptcy filings, in particular for our SMB clients, which could result in higher customer attrition and decrease our revenue. Any of the foregoing risks would negatively impact our business, financial condition and results of operations.

In addition, the uncertainty caused by the COVID-19 outbreak continues with the duration and severity of the pandemic and the overall impact on supply and consumer demand is still unknown. Even after the COVID-19 pandemic has subsided, we may experience material and adverse impacts to our business as a result of the virus’s global economic impact. There are no comparable recent events that provide guidance as to the effect the COVID-19 pandemic may have, and we are unable to forecast the full impact on our business; however, this represents a known area of uncertainty and the impacts from the COVID-19 pandemic and the related economic disruption will have a material and adverse impact on our business, results of operations, financial condition and cash flows.

We may not realize the expected benefits of our recent acquisitions because of integration difficulties and other challenges.

The success of our recent share exchanges will depend, in part, on our ability to realize the anticipated revenue, cost-savings, tax, collaboration and other synergies from integrating our two recent acquisitions with our existing business. The integration process may be complex, costly, and time-consuming. The difficulties of integrating the operations could include, among others:

●	failure to implement our business plan for the combined business;

●	unanticipated issues in integrating logistics, information, communications, and other systems;

●	unanticipated changes in applicable laws and regulations;

●	negative impacts on our internal control over financial reporting accounting; and

●	other unanticipated issues, expenses, or liabilities that could impact, among other things, our ability to realize any expected synergies on a timely basis, or at all.

 We may not accomplish the integration smoothly, successfully, or within the anticipated costs or time frame. The diversion of the attention of management from our current operations to the integration effort and any difficulties encountered in combining operations could prevent us from realizing the full benefits anticipated to result from the share exchanges and could adversely affect our business. In addition, the integration efforts could divert the focus and resources of the management of the Company from other strategic opportunities and operational matters during the integration process.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. From time to time, we may seek additional financing to provide the capital required to expand production of our business operation and development initiatives and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements.

If we do not raise sufficient capital to fund our ongoing development activities, it is likely that we will be unable to carry out our business plans. We may not be able to obtain additional financing on terms acceptable, or at all. Even if we obtain financing for near term operations, we may require additional capital beyond the near term. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

The COVID-19 pandemic and other actual or threatened epidemics, pandemics, outbreaks, or other public health crises could have an adverse impact on our business.

Our business could be materially and adversely affected by the risks (or the public perception of the risks) related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus (COVID-19). The global spread of the COVID-19 pandemic, which originated in late 2019 and was later declared a pandemic by the World Health Organization in March 2020, has negatively impacted the global economy, disrupted supply chains and created significant volatility in global financial markets. The COVID-19 pandemic has resulted in the temporary or permanent closure of many businesses, and has required adjustments in how many businesses operate, including our merchants. These factors have adversely impacted certain companies and industries, including certain of our merchants, particularly those in the ride hailing and travel industries, and have severely disrupted economic conditions generally.

While we believe that our business has thus far seen a net benefit from the shift from in-store shopping and traditional payment methods towards e-commerce and digital payments, the ultimate extent of the impact of COVID-19 or any other epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, including the condition and the dynamics of the global economy after the pandemic, shifts in purchasing behavior, new virus variants (which are highly uncertain and cannot be predicted), new information that may emerge concerning the severity of the pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as the COVID-19 pandemic, including effects due to variants of the novel coronavirus (such as the Omicron variant), could have a material adverse effect on our business, financial condition and results of operations, and it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

The financial technology industry in which we operate is characterized by rapid technological changes, new product introductions, evolving industry standards and changing customer needs.

We are a relatively new company in the financial technology industry, and we compete with many established centralized and decentralized companies with greater financial and other resources. The industry continues to grow as a result of wider merchant acceptance, advances in payment solutions and digital processing technology, and migration to e-commerce, omnichannel and contactless payment solutions. The increase of credit and debit cards, as well as other digital payment solutions, has made the acceptance of digital payments a necessity for many businesses, regardless of size, in order to remain competitive. The COVID-19 pandemic has further accelerated the use of digital payments, the need for the development of technologies and digital-based solutions and expansion of ecommerce, omnichannel and contactless payment solutions. To remain competitive in this industry with constantly evolving standards, we need to develop new platforms, e-commerce services and other new products. Such projects carry the risks associated with any development effort, including cost overruns, delays in delivery and performance problems. In the payment solution technology markets, these risks are even more acute. Any delay in the delivery of new services or the failure to differentiate services could render our services less desirable to our clients. In addition, since the payment solution services provided by us are designed to process complex transactions at high volumes and processing speed and deliver reports and other information on those transactions, any failure to deliver an effective and secure product or any performance issue that arises with a new product or service could result in significant processing or reporting errors or other losses. As a result of these factors, our development efforts could result in higher costs that could reduce our earnings in addition to a loss of revenues if new services are not delivered timely to our customers or do not perform as anticipated. If we are not able to respond to our competitors effectively, our business, operating results, and financial condition may be adversely affected.

We may experience software defects, undetected errors, and development delays, which could damage client relations, decrease our potential profitability and expose it to liability.

We depend on the efficient and uninterrupted operation of our computer systems, software, telecommunications networks, as well as the systems and services of third parties. The services provided by us are based on software and computing systems that may often encounter development delays, and the underlying software may contain undetected errors, viruses or defects. Defects in these software services and errors or delays in the processing of digital transactions could result in additional development costs, diversion of technical and other resources from other development efforts, loss of credibility with current or potential clients, may harm our reputation and expose it to liability claims. A system outage or data loss in these services could have a material adverse effect on the business, financial condition, results of operations and cash flows. In addition, We rely on technologies and software supplied by third parties that may also contain undetected errors, viruses or defects that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We compete with companies that have various competitive advantages

Many innovative start-up companies and larger companies have made, and continue to make, significant investments in research and development, and we expect these companies to continue to develop similar or superior products and technologies that may compete with our products and services. We compete with many companies that have and expected to have various competitive advantages over us, such as:

●	greater name recognition, longer operating histories, larger customer bases, and larger market shares

●	larger sales and marketing budgets and organizations

●	more established marketing, banking, and compliance relationships

●	greater resources to make acquisitions

●	lower labor, compliance, risk mitigation, and research and development costs

●	larger and more mature intellectual property portfolios

●	substantially greater financial, technical, and other resources

●	operations in certain jurisdictions with lower compliance costs and greater flexibility to explore new product offerings.

If we are unable to compete successfully, or if competing successfully requires it to take costly actions in response to the actions of our competitors, our business, operating results, and financial condition could be adversely affected.

Intellectual Property Risks.

If we are unable to successfully obtain, maintain, protect, enforce or otherwise manage our intellectual property and proprietary rights, we may incur significant expenses and our business may be adversely affected.

Our success depends in part, and we place considerable emphasis, on obtaining, maintaining, protecting and enforcing relevant intellectual property and proprietary rights, which may include patent, design, utility model, trademark, copyright and trade secret protection, as well as regulatory exclusivity periods and confidentiality agreements (collectively, “IP Rights”). We cannot be sure that our means of obtaining, maintaining and enforcing our IP Rights in the United States or abroad will be adequate to protect such rights against infringement, misappropriation or other violation. We may not receive protection for pending or future applications relating to IP Rights owned by or licensed to us, and the scope of protection granted under any issued or registered IP Rights may not be sufficiently broad to protect our technology, products, services, systems, brands, trademarks or information. Also, because of the rapid pace of technological change in our industry, aspects of our business and our products and services rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms or at all. Moreover, the laws of certain jurisdictions, including emerging countries, do not protect IP Rights to the same extent as the laws of the United States. If we cannot adequately obtain, maintain, protect or enforce our IP Rights, third parties may be able to compete more successfully against us and develop and commercialize substantially identical products, services or technologies, which could have a material adverse effect on our business, financial condition or results of operations.

Third parties may challenge, invalidate, circumvent, infringe or misappropriate our IP Rights, and such IP Rights may be lost or no longer sufficient to permit us to take advantage of current market trends or to otherwise provide competitive advantages, which could result in costly redesign efforts, discontinuance of certain service offerings or other competitive harm. Others, including our competitors, may independently develop similar technology, duplicate our products and services or design around our IP Rights, and in such cases, we could not assert our IP Rights against such parties. Moreover, third parties may infringe, misappropriate or otherwise violate IP Rights owned or licensed by us and we may assert claims against such third parties to enforce, or determine the scope and enforceability of, our IP Rights, which could result in lengthy litigation or other proceedings and could cause a diversion of resources and may not prove successful. Such third parties could also counterclaim that any IP Rights we assert are invalid or unenforceable and if such counterclaims are successful, we could lose valuable IP Rights.

We rely heavily on trade secrets and proprietary know-how to protect our products, services and technology and their development and commercialization, and rely in part on confidentiality agreements with suppliers and other partners, employees, independent contractors and consultants. However, we cannot guarantee that we have entered into such agreements with each party that has or may have had access to our trade secrets. Moreover, these agreements may be breached, and we may not have or be able to enforce adequate remedies for any such breach. There is also no guarantee that these agreements or other precautions will provide sufficient protection against any unauthorized access, use or misuse, misappropriation, counterfeiting, cloning, reverse engineering or disclosure of any of our trade secrets, proprietary know-how and any other information or technology. Trade secrets can be difficult to protect and some courts inside and outside of the United States are unwilling or less willing to protect trade secrets as compared to other forms of intellectual property. Defending against unauthorized access, use or misuse, misappropriation, counterfeiting, cloning, reverse engineering or disclosure of our technology, trade secrets, proprietary know-how and other IP Rights and technology may result in lengthy and expensive litigation or other proceedings with uncertain outcomes and cause significant disruption to our business and operations. If we are unable to obtain, maintain, protect or effectively enforce our IP Rights, it could impact the development, manufacture and commercialization of our products, services and solutions and have a material adverse effect on our business, financial condition or results of operations.

Claims by others that we have infringed their proprietary technology or other IP Rights could harm our business.

Our success depends, in part, on our ability to develop and commercialize our services and technologies without infringing, misappropriating or otherwise violating the IP Rights of third parties. However, we may not be aware that our products, services, solutions or technologies are infringing, misappropriating or otherwise violating third-party IP Rights, and such third parties may bring claims alleging such infringement, misappropriation or violation. Third parties may have issued, or may eventually issue, patents that could be infringed by our services or technology. Any of these third parties could make a claim of infringement against us with respect to our services or technology. We may also be subject to claims by third parties for breach of copyright, trademark, license usage or other IP Rights. When any such claims are asserted against us, we may seek to license the third party’s IP Rights, which could be expensive. We may be unable to obtain the necessary licenses on satisfactory terms, if at all. Any claim from third parties may result in a limitation on our ability to use the intellectual property subject to these claims or could prevent us from registering our brands as trademarks. Even if we believe that intellectual property-related claims are without merit, defending against such claims is time-consuming and expensive, and could result in the diversion of the time and attention of our management and employees. Claims of intellectual property infringement also might require us to redesign affected services, enter into costly settlement or license agreements, pay costly damage awards, change our brands or face a temporary or permanent injunction prohibiting us from importing, marketing, selling or operating certain of our services, using certain of our brands or operating our business as presently conducted. Even if we have an agreement for indemnification against such costs, the indemnifying party, if any in such circumstances, may be unable to uphold our contractual obligations.

We may be subject to adverse publicity or reputational harm, even if claims against us are later shown to be unfounded or unsubstantiated. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have an adverse effect on the price of our common stock. The award of damages, including material royalty payments, or the entry of an injunction against the manufacture, import, marketing, sale or operation of some or all of our products or services, or our entry into any license or settlement agreement in connection with such claims could affect our ability to compete with third parties and have a material adverse effect on our business, financial condition and results of operations.

If we are unable to obtain or fail to comply with the required licenses to operate our business or experience disputes with licensors or disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

We have entered into license agreements with third parties and may need to obtain additional licenses from our existing licensors and others to advance or allow commercialization of our solutions. It is possible that we may be unable to obtain any additional licenses at a reasonable cost or on reasonable terms, if at all. In that event, we may be required to expend significant time and resources to redesign our solutions or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected solutions, which could disrupt and adversely affect our business.

Disputes may arise regarding intellectual property, including software and data, that is subject to a licensing agreement, including the scope of rights granted under the license agreement and other interpretation-related issues. In addition, the agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement. If these events were to occur, we may lose the right to continue to use and exploit such licensed intellectual property or technology in connection with our operations and solutions, which could have a material adverse effect on our business, financial condition and results of operations.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

We may also be subject to costly litigation in the event our services and technology infringe upon another party’s proprietary rights. Third parties may have, or may eventually be issued, patents that could be infringed by our services or technology. We might employ individuals who were previously employed at other companies, including their competitors or potential competitors. Although we are trying to ensure that their employees and consultants do not use the proprietary information or know-how of others in their work, it may be subject to claims that it or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Any of these third parties could make a claim of infringement against us with respect to our services or technology. We may also be subject to claims by third parties for breach of copyright, trademark or license usage rights. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to our management and other employees.

Risks Relating to Regulation

We are subject to costs and risks associated with new or changing laws and regulations and governmental action affecting our business.

We operate in a complex regulatory and legal environment and are subject to a wide variety of laws and regulations in the several jurisdictions in which we operate. Some of the laws and regulations in jurisdictions in which we operate that affect or may affect us include: those relating to anti-money laundering and cross-border and domestic money transmission; those relating to consumer products, product liability and consumer protection; those relating to financial services and gaming and sports betting; those relating to the manner in which we advertise, market and sell products; labor and employment laws, including wage and hour laws; tax laws or interpretations thereof; bank secrecy laws; data protection and privacy laws and regulations; and securities and exchange laws and regulations. The laws and regulations specifically applicable to us may also change on the basis of a change in the nature of our products or services, or a change in the jurisdictions in which those products or services are being offered, including, but not limited to, as a result of acquisitions. There can be no guarantee that we will have sufficient resources to comply with new laws, regulations or government action, or to successfully compete in the context of a shifting regulatory environment. Moreover, these laws and regulations may change, sometimes significantly, as a result of political, economic and social events. Our ability to comply with applicable laws and rules is also largely dependent on the establishment and maintenance of compliance, review and reporting systems, as well as the ability to attract and retain qualified compliance and other risk management personnel. We cannot provide any assurance that our compliance policies and procedures will always be effective or that we will always be successful in monitoring or evaluating our risks. In the case of alleged non-compliance with applicable laws or regulations or suspension or cancellation of a license, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, restitution or other remedies, which could be significant. Any of these outcomes, individually or together, may among other things, materially and adversely affect our reputation, business, operating results and financial condition.

We also generate a significant portion of our revenue from customers operating in the regulated gaming and sports betting and financial services sectors. Regulations in the gaming and sports betting and financial services sectors vary significantly among different countries and localities. In many cases, they may be unclear and may also change, sometimes dramatically.

From time to time, we may also acquire entities subject to local regulatory supervision or oversight. There are substantial costs and potential operational challenges involved in maintaining and renewing licenses, certifications, and approvals, and we could be subject to fines, other enforcement actions, and litigation if we are found to violate any of these requirements. There can be no assurance that we will be able to (or decide to) continue to apply for or obtain any licenses, renewals, certifications, and approvals in any jurisdictions. In certain markets, we may rely on local banks or other partners to process payments and conduct financial services transactions in local currency, and local regulators may use their authority over such local partners to prohibit, restrict, or limit us from doing business. The need to obtain or maintain licenses, certifications, or other regulatory approvals could impose substantial additional costs, delay or preclude planned transactions, product launches or improvements, require significant and costly operational changes, impose restrictions, limitations, or additional requirements on our business, products and services, or prevent us from providing our products or services in a given market.